UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

215 Morris Street Suite 205 Durham, NC 27701
(Address of principal executive offices)

(919) 237-2755

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Shenzhen Transaction

Effective on February 27, 2015, Sibling Group Holdings, Inc. (“we,” “our,” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Shenzhen City Qianhai Xinshi Education Management Co., Ltd. (“Shenzhen”) and certain  accredited  and institutional investors ( together with Shenzhen, the “Investors”).  Pursuant to the Securities Purchase Agreement, the Investors have agreed to purchase an aggregate of 53,571,429 Units (each, a “Unit”) for an aggregate purchase price of $3,750,000 (the “Initial Investment”).  Each Unit consists of: (a) a share of our common stock, par value $0.0001 per share (each, a “Share”), (b) a warrant giving each of the Investors the right to purchase one additional share of common stock for each Share owned at any time and from time to time for a period of five years at an exercise price of $0.07 per share (each, an  “A Warrant”), (c) a warrant giving each of the Investors  the right to purchase one additional share of common stock for each Share owned at any time and from time to time for a period of one year following the effectiveness of a registration statement covering the resale of the total number of shares of common stock acquired by the Investors in this transaction at an exercise price equal to the five-day volume weighted average price immediately preceding the exercise date (each, a “B Warrant”) and (d) only as part of and in connection with the purchase of the shares underlying the B Warrants (the “B Warrant Shares”), a warrant giving each of the Investors the right to purchase 0.50 shares of common stock for each B Warrant Share purchased by such Investors at any time and from time to time for a period of five years at an exercise price equal to the purchase price of the B Warrant Shares (each, an “Additional Warrant” and together with the A Warrants and the B Warrants, the “Warrants”).  The exercise prices of the Warrants may be reduced if the Company issues additional shares of common stock or securities convertible into common stock at a price lower than the Warrant exercise prices for so long as the Warrants remain outstanding.

If all shares underlying all Warrants are ultimately issued, we will issue an aggregate of 187,500,001 shares of our common stock pursuant to the Securities Purchase Agreement.  Under such circumstances, we would receive additional gross proceeds of $3,750,000 upon full exercise of the A Warrants.  Because the purchase price of the B Warrants and the Additional Warrants is dependent on the price of our common stock if and when such warrants are exercised, we are unable to calculate at this time the additional gross proceeds we would receive upon exercise of such warrants.

We are required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission covering the resale of these shares of common stock issued pursuant to the Securities Purchase Agreement, including the shares issuable upon exercise of the Warrants, within 30 days of the closing of this transaction.  For up to 30 days after the effective date of the Registration Statement (the “Blockout Period”), we are prohibited from selling, issuing or otherwise disposing of our common stock or other securities except in certain excluded transactions.  For one year following the Blockout Period, the Investors will have the right to participate in any of our subsequent securities offerings, other than in connection with certain excluded transactions, on a pro rata basis.

 Pursuant to the terms of the Securities Purchase Agreement, we agreed to appoint two people designated by the Investors to serve on the Company’s board of directors.  As of the date of filing of this Current Report on Form 8-K, the Investors have not nominated individuals to serve in such capacity.

The Securities Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing descriptions of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entireties by reference to such Securities Purchase Agreement and Warrants.  The Securities Purchase Agreement and Warrants will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Advisory Fee Agreement

Effective on February 27, 2015, we also entered into an Advisory Fee Agreement (the “Advisory Fee Agreement”) with V3 Capital Partners, LLC (the “Advisor”) in connection with advisory, due diligence and financing activities performed by the Advisor in connection with the transaction with Shenzhen described herein.  Pursuant to the Advisory Fee Agreement, we agreed to pay or issue to Advisor: (a) a cash payment of $437,000, (b) $312,000 of Units on the same terms and conditions as those issued in connection with the Shenzhen transaction and (c) a warrant giving the Advisor the right to purchase up to an aggregate of 26,785,714 shares of our common stock at any time and from time to time for a period of five years at an exercise price of $0.07 per share.  Additionally, we agreed to pay Advisor a pro rata portion of the advisory fees detailed above  in (a) and (b) on a similar percentage basis as the above fees upon exercise of any Warrant A, Warrant B or Additional Warrant and the fees in clause (c) on a similar percentage basis as the above fee on the exercise of the Warrant B.  We also agreed to pay $100,000 of Shenzhen’s and Advisor’s legal and due diligence expenses and a total of $120,000 for ongoing investor relations and advisory services for a twelve-month period.

The foregoing description of the Advisory Fee Agreement does not purport to be complete and is qualified in its entirety by reference to such Advisory Fee Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Scherich Transaction

Effective on February 27, 2015 we also entered into a Securities Purchase with Hank Scherich (the “Scherich Agreement”).  Pursuant to the Scherich Agreement, Mr. Scherich purchased an aggregate of 1,428,571 shares of our common stock for aggregate proceeds of $100,000.  Additionally, Mr. Scherich received a warrant giving him the right to purchase up to 1,428,571 shares of our common stock at any time and from time to time for a period of five years at an exercise price of $0.10 per share.

The foregoing description of the Scherich Agreement does not purport to be complete and is qualified in its entirety by reference to such Scherich Agreement, which will be filed as an exhibit to the Company’s next  Quarterly Report on Form 10-Q.

Item 3.02

Unregistered Sales of Equity Securities.

Under the Securities Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, we have agreed to issue 53,571,429 Units to the Investors for an aggregate purchase price of $3,750,000.  Each Unit consists of: (a) a Share of our common stock, (b) an A Warrant, (c) a B Warrant, and (d) an Additional Warrant.  The description of the Securities Purchase Agreement and the Units and Warrants issued thereunder included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Under the Scherich Agreement described in Item 1.01 of this Current Report on Form 8-K, we agreed to issue 1,428,571 shares of our common stock for aggregate proceeds of $100,000.  Additionally, Mr. Scherich received a warrant giving him the right to purchase up to 1,428,571 shares of our common stock at any time and from time to time for a period of five years at an exercise price of $0.10 per share.

Under the Advisory Fee Agreement described in Item 1.01 of this Current Report on Form 8-K, we agreed to issue 4,457,142 Units.   Each Unit consists of: (a) a Share of our common stock, (b) an A Warrant, (c) a B Warrant, and (d) an Additional Warrant.  The description of the Advisory Fee Agreement and the Units and Warrants issued thereunder included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In each of the above described issuances of our securities, the Company relied or will be relying upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as, among other things, the transactions did not involve public offerings and the securities were acquired by accredited investors for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  In addition, in connection with the Shenzhen transaction, the Company relied upon Regulation S promulgated under the Securities Act with respect to the Units offered in an offshore transaction.

Item 5.01

Changes in Control of Registrant.

Effective on February 27, 2015, we entered into the Securities Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, pursuant to which we have agreed to issue to the Investors an aggregate of 53,571,429 Units.  Of this total number of Units purchased by the Investors, 42,857,143 of the Units are being purchased by Shenzhen for an aggregate purchase price of $3,000,000, which funds were paid out of the paid-in capital of Shenzhen.  As described herein, each Unit consists of (a) a Share of our common stock, (b) an A Warrant, (c) a B warrant and (d) an Additional Warrant.  Shenzhen will initially hold 42,857,143 shares of our common stock, or 31% based on 136,310,572 total shares of common stock issued and outstanding as of February 27, 2015.

If all shares underlying all Warrants held by Shenzhen are ultimately issued, Shenzhen will hold an aggregate of 150,000,000 shares of our common stock, or approximately 62% based on 243,453,429 total shares of common stock outstanding on a fully-diluted basis as of the date of this Current Report on Form 8-K.  Under such circumstances, we would receive additional gross proceeds from Shenzhen of $3,000,000 upon full exercise of its A Warrants.  Because the purchase price of the B Warrants and the Additional Warrants is dependent on the price of our common stock if and when such warrants are exercised, we are unable to calculate at this time the gross proceeds we would receive upon exercise of such warrants.

Other than with regard to the appointment of two members to our board of directors as described in Item 1.01 of this Current Report on Form 8-K, there is no understanding among Shenzhen, the Company or the Company’s shareholders with regard to the election of directors.

The description of the Securities Purchase Agreement and the Units and Warrants issued thereunder included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01

Regulation FD Disclosure.

On March 6, 2015, the Company issued a press release regarding the execution of the Securities Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated March 6, 2015 (furnished herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: March 6, 2015	By:	/s/ Brian OliverSmith
Brian OliverSmith, Chief Executive Officer

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